ARTICLES OF INCORPORATION OF
                            CAIRO ACQUISITIONS, INC.

     FIRST. The name of the Company shall be CAIRO ACQUISITIONS, INC.

     SECOND. The registered agent in the State of Nevada is:

                  LaVonne Frost
                  711 South Carson Street Suite 1
                  Carson City, Nevada  89701

     THIRD. The purpose for which this corporation is to transact any lawful business, or to promote or conduct any legitimate object or purpose, under and subject to the laws of the State of Nevada.

     FOURTH. The stock of the corporation is divided into two classes: (1) common stock in the amount of Forty Five Million (45,000,000) shares having par value of $0.001 each, and (2) preferred stock in the amount of Five Million (5,000,000) shares having par value of $0.001 each. The Board of Directors shall have the authority, by resolution or resolutions, to divide the preferred stock into more than one class of stock or more than one series of any class, to establish and fix the distinguishing designation of each such series and the number of shares thereof (which number, by like action of the Board of Directors from time to time thereafter may be increased, except when otherwise provided by the Board of Directors in creating such series, or may be decreased, but not below the number of shares thereof then outstanding) and, within the limitations of applicable law of the State of Nevada or as otherwise set forth in this article, to fix and determine the relative voting powers, designations, preferences, limitations, restrictions and relative rights of the various classes or stock or series thereof and the qualifications, limitations or restrictions of such rights of each series so established prior to the issuance thereof There shall be no cumulative voting by shareholders.

     FIFTH. The Company, by action of its directors, and without action by its shareholders, may purchase its own shares in accordance with the provisions of Nevada Revised Statutes. Such purchases may be made either in the open market or at public or private sale, in such manner and amounts, from such holder or holders of outstanding shares of the Company, and at such prices as the directors shall from time to time determine.

     SIXTH. No holder of shares of the Company of any class, as such, shall have any preemptive right to purchase or subscribe for shares of the Company, of any class, whether now or hereafter authorized.

     SEVENTH. The Board of Directors shall consist of no fewer that one member and no more than seven members. The initial Board of Directors will consist of Ruairidh Campbell and Richard D. Surber with addresses as follows:

         Ruairidh Campbell                   Richard D. Surber
         3310 Werner Avenue                  1448 South Roberta Street
         Austin, Texas 78722                 Salt Lake City, Utah  84101



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     EIGHTH.   No  officer  or  director  shall  be  personally  liable  to  the corporation or its shareholders for money damages except as provided in Section 78.07, Nevada Revised Statutes.

     NINTH. The name and address of the incorporator of the Corporation is as follows:

                  Richard D. Surber
                  268 West 400 South Suite 300
                  Salt Lake City, Utah  84101

     IN WITNESS WHEREOF, these Articles of Incorporation are hereby executed this 7th day of December, 1999.

CAIRO ACQUISITIONS, INC.

/s/  Richard D. Surber
---------------------------------
Richard D. Surber, Director and Incorporator

/s/ Ruairidh Campbell
---------------------------------
Ruairidh Campbell, Director

NOTARIZATION OF SIGNATURE OF Richard D. Surber

State of Utah              )
                           )
County of Salt Lake        )

On this 7th day of December, 1999, before me BonnieJean C. Tippets, a notary public, personally appeared Richard D. Surber, personally known to me to be the person whose name is subscribed to this instrument, and acknowledged that she executed the same as Director and Incorporator of CAIRO ACQUISITIONS, INC. and was fully authorized by said company to so act.

                                      /s/  BonnieJean C. Tippets
                                      --------------------------
                                      BonnieJean C. Tippets, Notary Public

                                      April 14, 2001
                                      --------------
                                      My commission Expires

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